Exhibit 99.1

Release       News Release        News Release        News Release        News

                                                      American Express Company
                                                      American Express Tower
                                                      World Financial Center
                                                      New York, N.Y. 10285-4805



                                              Contact:  Molly Faust
                                                        212-640-7453
                                                        molly.faust@aexp.com


                 AMERICAN EXPRESS COMPANY'S BOARD OF DIRECTORS
                            ELECTS KENNETH CHENAULT
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

New York, April 23, 2001 -- American Express Company said today that its Board of Directors elected Kenneth I. Chenault, 49, Chairman and Chief Executive Officer, effective immediately. Today's announcement completes the previously-announced transition of leadership to Mr. Chenault from his predecessor, Harvey Golub, 62.

Mr. Chenault has served as CEO since January 1 of this year, when he assumed those responsibilities from Mr. Golub. Mr. Chenault will no longer use the title of President, a position he has held since 1997.

American Express Company is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance and international banking. For more information, visit www.americanexpress.com.

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